Exhibit 10.4

ATLAS ENERGY SOLUTIONS INC.

Long Term Incentive Plan

Restricted Stock Unit Grant Notice

Pursuant to the terms and conditions of the Atlas Energy Solutions Inc. Long Term Incentive Plan (the “Plan”), Atlas Energy Solutions Inc. a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Date of Grant:
Total Number of Restricted Stock Units:
Vesting Schedule:

Subject to Section 3(b) of the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest and become exercisable in three equal installments starting on the first anniversary of the Date of Grant listed above, so long as you remain continuously employed by the Company or an Affiliate, as applicable, from the Date of Grant through each such vesting date (unless accelerated in accordance with the terms of the Agreement). Shares will be issued with respect to the RSUs as set forth in Section 6 of the Agreement (which Shares when issued will be transferable and nonforfeitable, other than as set forth in Section 3(d)).

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

ATLAS ENERGY SOLUTIONS INC.

By:

Name: John Turner

Title: Chief Executive Officer, President and

Chief Financial Officer

PARTICIPANT

Name: [•]

Signature Page to

Restricted Stock Unit Grant Notice

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Atlas Energy Solutions, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.
Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.
(a)
“Cause” means “cause” (or a term of like import) as defined in the Participant’s employment, consulting or severance agreement with the Company or an Affiliate in effect at the time of the Participant’s termination of employment or, in the absence of such an agreement or definition, shall mean (i) the Participant’s material breach of this Agreement or any other written agreement between the Participant and the Company or an Affiliate, including the Participant’s breach of any representation, warranty or covenant made under any such agreement; (ii) the Participant’s material breach of any law applicable to the workplace or employment relationship, or the Participant’s material breach of any policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (iii) the Participant’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iv) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Participant’s willful failure or refusal, other than due to disability, to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s actions or omissions as set forth in this clause (v) are of such a nature that the Company determines that they are curable by the Participant, such actions or omissions must remain uncured 30 days after the Company first provided the Participant written notice of the obligation to cure such actions or omissions.
(b)
“Disability” means with respect to any Participant, a condition such that the Participant by reason of physical or mental disability becomes unable to perform his or her normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any twelve-month period.
(c)
“Good Reason” means “good reason” (or a term of like import) as defined in the Participant’s employment, consulting or severance agreement with the Company or an Affiliate in effect at the time of the Participant’s termination of employment or, in the absence of such an agreement or definition, shall mean the occurrence of any of the following without the Participant’s consent: (i) an adverse change in Participant’s title, duties or responsibilities (including reporting responsibilities); (ii) a reduction in Participant’s base salary; (iii) any relocation of Participant’s principal place of employment by more than 50 miles from the location of Participant’s principal place of employment as of the Date of Grant; or (iv) a material breach by the Company of any of its obligations under this Agreement. The Company and Participant agree that “Good Reason” shall not exist unless and until Participant provides the Company with

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written notice of the acts alleged to constitute Good Reason within 90 days of Participant’s knowledge of the occurrence of such event, and Company fails to cure such acts within 30 days of receipt of such notice, if curable. Participant must terminate employment within 60 days following the expiration of such cure period for the termination to be on account of Good Reason.
(d)
“Qualifying Termination” means a termination of the Participant’s employment with the Company or an Affiliate (i) by the Company or an Affiliate without Cause, (ii) by Participant for Good Reason; or (iii) due to the Participant’s death or Disability.
2.
Award. In consideration of the Participant’s past or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
3.
Vesting of RSUs.
(a)
Except as otherwise set forth in Section 3(b) or 3(c), the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs. Upon a termination of the Participant’s employment with the Company or an Affiliate prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to Section 3(b) or 3(c)), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)
Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the RSUs shall immediately become fully vested upon a termination of the Participant’s employment with the Company or an Affiliate due to a Qualifying Termination.
(c)
Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the RSUs shall immediately become fully vested upon a Change in Control.
(d)
Notwithstanding anything herein to the contrary, if the Participant breaches any Restrictive Covenants applicable to the Participant (including, without limitation, the Restrictive Covenants set forth in Annex 1 hereto) at any time in the twelve (12) month period following Participant termination of employment for any reason then (x) any vested RSUs then held by the Participant shall be forfeited, (y) any shares acquired pursuant to the Award shall be

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forfeited and (z) any proceeds from the sale of shares described in preceding clause (y), shall be immediately repaid to the Company.
(e)
Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 3 and any employment agreement entered into by and between you and the Company or its Affiliates, the terms of the employment agreement shall control.
4.
Certain Covenants. The Participant hereby agrees and covenants to perform all of the obligations set forth in Annex 1 hereto (which is incorporated by reference hereby) and acknowledges that the Participant’s obligations set forth in Annex 1 constitute a material inducement for the Company’s grant of this Award to the Participant.
5.
Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date, such payment to be made on or within 60 days following the date on which such RSUs vest in accordance with Section 3. For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
6.
Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 3, but in no event later than thirty (30) days after such vesting date, the Company shall deliver to the Participant a number of shares of Stock equal to the number of RSUs subject to this Award. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 6 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
7.
Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender

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equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8.
Employment Relationship. For purposes of this Agreement the Participant shall be considered to be employed by the Company or an Affiliate as long as (i) the Participant remains an employee of any of the Company or an Affiliate; (ii) the Participant remains a member of the Board of the Company or the board of directors of an Affiliate; or (iii) the Participant remains a consultant to either the Company or an Affiliate, (or a parent or subsidiary of such Affiliate) assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that the Participant shall be considered to have terminated employment with the Company (i) when the Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award; or (ii) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs the Participant.
9.
Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if the Participant is on a leave of absence for any reason the Participant will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the RSUs during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
10.
Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
11.
Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.

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No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
12.
Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
13.
Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
14.
Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.
15.
No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

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16.
Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Atlas Energy Solutions Inc.
Attn: General Counsel

5918 W. Courtyard Dr. Suite 500

Austin, Texas 78730

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

17.
Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
18.
Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
19.
Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in

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any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
20.
Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
21.
Clawback. Notwithstanding any other provisions in the Plan or this Agreement to the contrary, any Award granted hereunder and any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or applicable stock exchange listing are subject to any written clawback policies that the Company may adopt either prior to or following the Effective Date of this Agreement, whether required pursuant to or related to any applicable law, government regulation or stock exchange listing. Any such clawback policy may subject a Participant’s Award and amounts received with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events occur, including an accounting restatement, or other events or wrongful conduct specified in any such clawback policy. The Committee will make any determination for reduction, cancelation, forfeiture or recoupment in its sole discretion and in accordance with any applicable law or regulation.
22.
Insider Trading Policy. The terms of the Company’s insider trading policy with respect to shares of Stock are incorporated herein by reference.
23.
Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of Delaware law.
24.
Consent to Jurisdiction and Venue. The Participant hereby consents and agrees that state courts located in Austin, Texas and the United States District Court for the Western District each shall have personal jurisdiction and proper venue with respect to any dispute between the Participant and the Company arising in connection with the RSUs or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.
25.
Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

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26.
Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
27.
Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
28.
Section 409A. This Agreement is intended to comply with the Nonqualified Deferred Compensation Rules or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. To the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

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Annex 1

Restrictive Covenants

1.
Confidential Proprietary Information. "Confidential Information" refers to an item of information, or a compilation of information, in any form (tangible or intangible), related to the Business (defined below) that the Atlas Affiliates have not made public or authorized public disclosure of, and that is not generally known to the public through proper means. Participant acknowledges that in Participant’s position with the Company or an Atlas Affiliate, Participant will obtain and/or have access to Confidential Information regarding the Business, including, but not limited to, knowledge, information and materials about: technical data, know-how, innovations, computer programs, un-patented inventions, and trade secrets; methods of operation and operational data and techniques; customer lists, customer or client data, preferences, and purchasing histories; nonpublic information regarding products and services; know-how, formulations, research and development, including information regarding discoveries, new products or services not yet released to the public; the Atlas Affiliates' programs to minimize environmental and occupational hazards and health and safety risks; business plans; and confidential information about strategic, financial, marketing, pricing, human resources information obtained from a confidential personnel file (such as internal evaluations of the performance, capability and potential of any employee of the Atlas Affiliates) and other proprietary matters relating to the Atlas Affiliates, all of which constitute a valuable part of the assets of the Atlas Affiliates which this Agreement is designed to protect. Confidential Information does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of non-management employees if used by them for purposes protected by §7 of the National Labor Relations Act (the NLRA) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for their mutual aid or protection. “Business” means providing sand and sand-based products and logistics services used by oil and gas exploration and production companies to enhance the productivity of their wells, as well as other high-quality sand-based products, logistics services, strong technical leadership and applications knowledge to end users in the oil and gas business. “Atlas Affiliates” means the Company and such affiliated entities, including without limitation OLC Kermit, LLC, OLC Monahans, LLC, Fountainhead Logistics, LLC, Fountainhead Transportation Services, LLC, Atlas Sand Company, LLC and Atlas Sand Operating, LLC.

Accordingly, until such time as the Confidential Information is readily available publicly (other than as a result of disclosure by Participant), Participant shall not knowingly reveal, disclose or make known to any person (other than as may be required by law) or use for Participant’s own or another's account or benefit, any such Confidential Information, whether or not developed, devised or otherwise created in whole or in part by the efforts of Participant. Participant represents and warrants that Participant will only reveal or disclose such Confidential Information as required by law or as necessary in the performance of Participant’s duties on behalf of the Company. Participant warrants and represents Participant will not use, for Participant’s own or another's account or benefit, any such Confidential Information, whether or not developed, devised or otherwise created in whole or in part by the efforts of Participant. If Participant has any questions about what constitutes Confidential Information, Participant agrees to contact the Company's or

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an Atlas Affiliate's Legal Department prior to disclosure of such information. The Company and Participant also recognize that federal and state law provide additional protection for statutorily defined trade secrets and this Agreement does not waive, alter, or reduce any such additional protections. Likewise, the Company and Participant agree that this Agreement does not alter, reduce or modify any obligations Participant owes to the Atlas Affiliates under any other applicable statute or the common law.

Notwithstanding the foregoing, nothing herein shall be construed to prohibit the reporting of a violation of law or to prohibit a disclosure of information that is compelled by law; provided, however, that to the extent allowed by law, Participant will give the Company as much written notice as possible under the circumstances and will cooperate with the Company in any legal action undertaken to protect the confidentiality of the information.

Participant acknowledges and agrees that the Company provides immunity for the disclosure of a trade secret to report a suspected violation of law and/or in an anti-retaliation lawsuit, as follows:

(1)
Immunity. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-
(A)
is made—
(i)
in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and
(ii)
solely for the purpose of reporting or investigating a suspected violation of law; or
(B)
is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2)
USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual-
(A)
files any document containing the trade secret under seal; and
(B)
does not disclose the trade secret, except pursuant to court order.

Furthermore, in accordance with 18 U.S.C. § l 833(b), nothing in this Section, including the duties, obligations and restrictions identified in this Section, shall prevent Participant from disclosing information, including Confidential Information but not information protected by the attorney-client communication privilege, to a Federal, State, or local government official, either directly or indirectly, or to an attorney.

Nothing in this Section shall be deemed a waiver of the Company's or any Atlas Affiliate’s right to the protections of the attorney-client communications privilege.

Annex 1-2

2.
Non-Competition. Participant agrees that for a period of twelve (12) months from the date of the termination of Participant’s employment (“Termination Date”), Participant shall not, anywhere within the Territory (defined below), directly or indirectly, acting individually or as an owner, shareholder, partner, employee, contractor, agent or otherwise (other than on behalf of an Atlas Affiliate): (a) provide services that are the same as or similar in function or purpose to the services Participant provided to the Atlas Affiliate(s) during the last two (2) years of employment (the “Look Back Period”) or such services that are otherwise likely or probable to result in the use or disclosure of Confidential Information to a business whose products and services include those aspects of the Business regarding which Participant had material involvement or received Confidential Information about during the Look Back Period (such products and services being “Competing Products and Services” and such business being a ‘Restricted Business”); and/or (b) own, receive or purchase a financial interest in, make a loan to, or make a monetary gift in support of, any such Restricted Business. Notwithstanding the foregoing prohibited conduct, Participant may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ. Nothing herein shall be construed to prohibit Participant’s employment in a separately operated subsidiary or other business unit of a company that would not be a Restricted Business but for common ownership with a Restricted Business, so long as written assurances regarding the non-competitive nature of Participant’s position that are satisfactory to the Company and have been provided by Participant and the new employer in advance. “Territory” shall be defined as any area in the United States where any Atlas Affiliate has an office or conducts business on a regular basis or has planned to conduct business on a regular basis at any time during the twelve (12) months prior to termination. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Participant, then this Agreement controls and supersedes all other documents for purposes of this clause.

3.
Non-Solicitation of Employees. Participant agrees that for a period of twelve (12) months from the Termination Date, Participant will not, without the prior written consent of the Company, which may be granted or withheld by the Company in its sole discretion, in person or through the assistance of others, knowingly participate in soliciting directly or indirectly or hiring an employee of an Atlas Affiliate for the purpose of persuading the employee to end or modify the employee's employment relationship with the Atlas Affiliate. Where required by applicable law to be enforceable, the foregoing restriction shall be limited to employees with whom the Participant worked or about whom the Participant received Confidential Information during the Look Back Period. During employment with an Atlas Affiliate, Participant agrees Participant will not solicit or communicate with an employee of the Atlas Affiliate for the purpose of persuading such employee to work for a Restricted Business. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Participant, then this Agreement controls and supersedes all other documents for purposes of this clause.

Annex 1-3

4.
Customer Restriction. Participant agrees that for a period of twelve (12) months from the Termination Date, Participant will not, working alone or in conjunction with one or more other persons or entities, for compensation or not: (a) solicit, assist in soliciting, facilitate the solicitation of, provide, or offer to provide services to any and all customers of an Atlas Affiliate as to which Participant had contact, provided services or received Confidential Information about in the Look Back Period (“Covered Customer”) for the purpose of providing a Competing Product or Service; or (b) induce or attempt to induce any Covered Customer to withdraw, curtail or cancel its business with the Atlas Affiliate or in any other manner modify or fail to enter into any actual or potential business relationship with the Atlas Affiliate. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Employee, then this Agreement controls and supersedes all other documents for purposes of this clause.

5.
Reasonableness of Covenants. Participant acknowledges and agrees that the covenants in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. In addition, Participant acknowledges that the restrictions contained in this Agreement are reasonable in scope and necessary to protect Confidential Information (including trade secrets), and to protect the business and goodwill of the Atlas Affiliates and are considered to be reasonable for such purposes. Participant further acknowledges and agrees that Participant’s breach of the provisions of this Annex 1 will cause the Company and Atlas Affiliates irreparable harm, which cannot be adequately compensated by money damages. Participant consents and agrees that the forfeiture provisions contained in the Agreement are reasonable remedies in the event the Participant commits any such breach.

6.
Severability and Reformation. Should any restriction created by this Agreement be deemed unreasonable or unenforceable as written, then the Parties agree that a court may modify any unreasonable or unenforceable element of the restriction to make it reasonable and enforceable or enforce it only to the extent it is reasonable and enforceable. If any court determines that any of the covenants contained herein, or any part thereof, is invalid or unenforceable, notwithstanding the foregoing reformation provision, the remainder of the covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Participant, then this Agreement controls and supersedes all other documents for purposes of this clause.

Annex 1-4